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          ASSUMPTION AGREEMENT, dated as of May 1, 2006, made by College
Bookstores of America, Inc., an Illinois corporation (the "Additional Grantor"), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, NBC Holdings Corp. ("SuperHoldings"), NBC Acquisition Corp. ("Holdings"), Nebraska Book Company, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Amended and Restated Credit Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003, as further amended and restated as of March 4, 2004, and as amended by the First Amendment thereto, dated as of August 6, 2004, the Second Amendment thereto, dated as of October 20, 2004, the Third Amendment thereto, dated as of August 1, 2005, and the Fourth Amendment thereto, dated as of April 26, 2006 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, SuperHoldings, Holdings, the Borrower and certain of their Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003, and as further amended and restated as of March 4, 2004 (as further amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.




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          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                             COLLEGE BOOKSTORES OF AMERICA, INC.



                                             By:     /s/ Alan G. Siemek
                                                 -------------------------------
                                                 Name:   Alan G. Siemek
                                                 Title:  Treasurer